As filed with the Securities and Exchange Commission on June 22, 1998
                                                      Registration No. 333-47475

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________
                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________
                               PHARMACOPEIA, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                             8731                        33-0557266
(State or other jurisdiction of     (Primary Standard Industrial       (IRS Employer
incorporation or organization)       Classification Code Number)     Identification Number)

                              ____________________
      CN 5350, PRINCETON, NEW JERSEY 08543-5350, TELEPHONE: (609) 452-3600
  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)
                              ____________________
                              MR. LEWIS J. SHUSTER
  EXECUTIVE VICE PRESIDENT, CORPORATE DEVELOPMENT, CHIEF FINANCIAL OFFICER AND
                                   SECRETARY
                               PHARMACOPEIA, INC.
      CN 5350, Princeton, New Jersey 08543-5350, Telephone: (609) 452-3600
 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)
                               _________________
                                   Copies to:
                             JAMES J. MARINO, ESQ.
                            Dechert Price & Rhoads
                    997 Lenox Drive, Building 3, Suite 210
                        Lawrenceville, New Jersey 08648
                                (609) 520-3200
                              ____________________

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: All sales to be made pursuant to this Registration Statement were effected prior to the filing of this post-effective amendment.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                             EXPLANATORY STATEMENT
                             ---------------------

          Pharmacopeia, Inc. (the "Registrant") hereby deregisters 1,634,455 shares of its common stock, par value $.0001 per share ("Common Stock"), previously registered on the Registrant's Registration Statement on Form S-4 (File No. 333-47475) filed in connection with the merger of a wholly-owned subsidiary of the Registrant with and into Molecular Simulations Incorporated (the "Merger"). The shares of Common Stock deregistered hereby were not issued in connection with the Merger. Up to 1,629,039 of the deregistered shares may be issued in the future in connection with the exercise of options assumed by the Registrant in the Merger. The issuance of such shares has been registered on Form S-8 (File No. 333-56883).

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Princeton, State of New Jersey on the 22nd day of June, 1998.

                              PHARMACOPEIA, INC.

                              By:  /s/ Joseph A. Mollica
                                   ---------------------
                                 Joseph A. Mollica, Ph.D.
                                 Chairman of the Board of Directors,
                                 President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                   TITLE                              DATE
             ---------                                   -----                              ----
/s/ Joseph A. Mollica                 Chairman of the Board of Directors,               June 22, 1998
------------------------------------  President and Chief Executive Officer        -----------------------
Joseph A. Mollica, Ph.D.              (Principal Executive Officer)

/s/ Lewis J. Shuster                  Executive Vice President, Corporate               June 22, 1998
------------------------------------  Development, Chief Financial Officer and     -----------------------
Lewis J. Shuster                      Secretary (Principal Financial and
                                      Accounting Officer)

   *                                  Director                                          June 22, 1998
------------------------------------                                               -----------------------
Frank Baldino, Jr., Ph.D.

   *                                  Director                                          June 22, 1998
------------------------------------                                               -----------------------
Paul A. Bartlett, Ph.D.

   *                                  Director                                          June 22, 1998
------------------------------------                                               -----------------------
Gary E. Costley, Ph.D.

   *                                  Director                                          June 22, 1998
------------------------------------                                               -----------------------
Edith W. Martin, Ph.D.

   *                                  Director                                          June 22, 1998
------------------------------------                                               -----------------------
Charles A. Sanders, M.D.

*By:  /s/ Joseph A. Mollica
      Joseph A. Mollica, Ph.D.
      Attorney-in-Fact

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